UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DUNCAN ENERGY PARTNERS L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	20-5639997 (I.R.S. Employer Identification No.)
1100 Louisiana Street, 10th Floor
Houston, Texas 77002
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
Common Units representing limited partner interests	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities act registration statement file number to which this form relates: 333-138371
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Duncan Energy Partners L.P. (the “Registrant”) will be set forth under the captions “Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of Our Common Units,” “Description of Material Provisions of Our Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138371), initially filed with the Securities and Exchange Commission on November 2, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-138371), initially filed with the Securities and Exchange Commission on November 2, 2006 (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Certificate Representing Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: January 24, 2007.

DUNCAN ENERGY PARTNERS L.P.

By:	DEP Holdings, LLC, its general partner

	By:	/s/ Richard H. Bachmann

	Name:	Richard H. Bachmann
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-138371), initially filed with the Securities and Exchange Commission on November 2, 2006 (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement).

4.	Specimen Certificate Representing Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).